http://schemas.microsoft.com/office/word/2003/wordml2450Report of Independen
 Registered Public Accounting Firm


To the Shareholders and Board of Trustees of MFS Series Trust X

 In planning and performing our audits of the financial statements of MFS Conservative Allocation Fund, MFS
Moderate  Allocation Fund, MFS Growth  Allocation Fund, MFS Aggressive  Growth
 Allocation Fund, MFS  International
Value  Fund,  MFS  Emerging  Markets  Equity  Fund,  MFS  International
 Growth  Fund and MFS Global Bond Fund (the
Funds) (eight of the portfolios comprising MFS Series Trust X) as of and for the year ended May 31, 2011, in accordance with the standards of the Public Company Accounting Oversight
 Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial  statements  and to
comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable  detail,  accurately and fairly reflect the  transactions
and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with  generally  accepted  accounting
principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3)
 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company s assets that could have a material effect on the financial statements.

Because  of its  inherent  limitations,  internal  control  over  financial reporting  may not  prevent  or detect
misstatements.  Also,  projections  of any  evaluation of  effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned  functions,  to prevent or
detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.




Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal  control that might be
material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2011.

This report is intended  solely for the  information  and use of management and the Board of Trustees of MFS Series
Trust X and the  Securities  and  Exchange  Commission  and is not  intended to be and should not be used by anyone
other than these specified parties.




Ernst & Young, LLP

Boston, MA
July 15, 2011